REGISTRATION NO. ____________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Premier Concepts, Inc.

             (Exact name of registrant as specified in its charter)

       Colorado                                             84-1186026
(State of Incorporation)                                   (IRS Employer
                                                          Identification No.)

            3033 South Parker Road, Suite 120, Aurora, Colorado 80014 (Address of Principal Executive Offices, including Zip Code)

           Premier Concepts, Inc. 2002 Nonstatutory Stock Option Plan
                            (Full title of the plan)

                                Terry G. Washburn
                        3033 South Parker Road, Suite 120
                             Aurora, Colorado 80014
                     (Name and address of agent for service)

                                 (303) 338-1800
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum         Proposed maximum
    Title of securities    Amount to be          offering price           aggregate offering          Amount of
     to be registered       registered            per share (1)                price (2)          registration fee

        Common stock         1,500,000           $ .725                    $1,087,500.00              $100.05
        par value $.002        shares

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated in accordance with Rule 457(c) and (h) of the 1933 Act, solely for the purpose of calculation of the registration fee. The proposed maximum aggregate offering price was calculated as follows: 1,500,000 shares multiplied by $.725 (the average of the high and low prices reported on the NASDAQ for one share of common stock, par value $.002 per share, of Premier Concepts, Inc., on April 16, 2002).

                                EXPLANATORY NOTE

Premier Concepts, Inc., a Colorado corporation, ("Premier") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the 1933 Act, to register certain shares of common stock, $.002 par value per share (the "Common Stock"), which have been authorized and reserved for issuance under the Premier Concepts, Inc. 2002 Nonstatutory Stock Option Plan (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

     * The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 28, 2001, filed April 30, 2001;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above, including:
    (1) The Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy filed with the Securities and Exchange Commission ("Commission") on May 10, 2001, in connection with the Registrant's Annual Meeting of Shareholders on June 15, 2001;
    (2) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 29, 2001, as filed with the Commission on June 13, 2001;
    (3) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended July 29, 2001, as filed with the Commission on September 12, 2001; and
    (4) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 28, 2001, as filed with the Commission on December 12, 2001.
(c) The description of the Registrant's Common Stock, $.002 par value, contained in the Registrant's Registration Statement on Form 8-A, declared effective on April 21, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

     7-109-101.  Definitions.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102.  Authority to indemnify directors.

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

       (a)  The person conducted himself or herself in good faith; and

       (b)  The person reasonable believed:

         (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

         (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

       (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

       (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.  Advance of expenses to directors.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

       (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

       (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

       (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.  Court-ordered indemnification of directors.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

       (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the incurred to obtain court-ordered indemnification.

       (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

    7-109-106.  Determination and authorization of indemnification of directors.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

       (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

       (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

       (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

       (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

    7-109-107.  Indemnification of officers, employees, fiduciaries, and agents.

     (1)  Unless otherwise provided in the articles of incorporation:

       (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

       (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

       (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.  Limitation of indemnification of directors.

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limits indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                               *     *     *

     Article XIII of the Amended and Restated Articles of Incorporation of the Company provides, in pertinent part:

     Section 1. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Colorado Corporation Code as the same exists or may hereafter be amended.

     Section 2. Any repeal or modification of the foregoing Section 1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Article XII of the Amended and Restated Articles of Incorporation of the Company provides, in pertinent part:

     Section 2. Indemnification of Officers, Directors and Others.

                (a) All officers and directors of the Corporation shall be entitled to indemnification to the maximum extent permitted by law or by public policy.

                (b) Any mandate for indemnification, whether by statute or order of Court, is to be expressly subject to the Corporation's reasonable capability of paying.

                (c) No person will be entitled to be reimbursed for expenses incurred in connection with a Court proceeding to obtain Court ordered indemnification unless such person first made reasonable application to the Corporation and the Corporation either unreasonably denied such application or through no fault of the applicant was unable to consider such application within a reasonable time.

                (d) A director who is or was made a party to a proceeding because he is or was an officer, employee, or agent of the Corporation is entitled to the same rights as if he were or had been made a party because he was a director.

                (e) To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director.


Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Exhibit No.       Description

4.1      Premier Concepts, Inc. 2002 Nonstatutory Stock Option Plan
5.1      Opinion of G. David Gordon & Associates, P.C.
23.1     Consent of Hein + Associates LLP
23.2     Consent of G. David Gordon & Associates, P.C. (contained in
         Exhibit 5.1).

Item 9.           Undertakings.

The undersigned hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Act;
                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the toal dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                  (iii) include any additional or changed material information on the plan of distribution;

(2) for determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may by permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Colorado on this 17th day of April 2002.

                                                 PREMIER CONCEPTS, INC.

                                                 By:   /s/ Terry G. Washburn
                                                 ---------------------------
                                                       Terry G. Washburn
                                                       President and CEO

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terry G. Washburn as true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                Title                              Date

/s/ Terry G. Washburn    President/CEO, Director                  April 17, 2002
---------------------
Terry G. Washburn       (principal executive officer)


/s/ Todd Huss            Chief Financial Officer                  April 17, 2002
-------------
Todd Huss               (principal financial and
                         accounting officer)

/s/ William Nandor       Director                                 April 17, 2002
------------------
William Nandor

/s/ Paul Johnson         Director                                 April 17, 2002
------------------
Paul Johnson

/s/ Gary Wolf            Director                                 April 17, 2002
-------------
Gary Wolf




                                  EXHIBIT INDEX

Exhibit                                                                                                 Page
Number                             Description                                                        Number


3(i)      Articles of Incorporation and amendments thereto, incorporated                                 N/A
          herein by reference thereto.

3(ii)     Bylaws of the Company incorporated herein by reference thereto.                                N/A

4.1      Premier Concepts, Inc. 2002 Nonstatutory Stock Option Plan                                       14

5.1      Opinion of G. David Gordon & Associates, P.C.                                                    20

23.1     Consent of Hein + Associates LLP                                                                 22

23.2     Consent of G. David Gordon & Associates, P.C. (contained in                                     N/A
                  Exhibit 5.1)




                             PREMIER CONCEPTS, INC.
                                2002 NONSTATUTORY
                                STOCK OPTION PLAN


1.       PURPOSE.

         The purpose of the 2002 Nonstatutory Stock Option Plan (hereinafter referred to as the "Plan") is to provide a special incentive to selected key employees and consultants of Premier Concepts, Inc. (hereinafter referred to as the "Company"), and its subsidiaries to promote the Company's business. The Plan is designed to accomplish this purpose by offering such employees an opportunity to purchase shares of the common stock of the Company enabling them to share in the Company's success. For purposes of the Plan, a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

2.       ADMINISTRATION.

         The Plan shall be administered by either the Company's Board of Directors or an Option Committee to be established by the Board of Directors of the Company. The Committee shall consist of two or more members, one of whom can be neither an officer nor an employee of the Company. The Committee shall have authority, consistent with the Plan,

(a) to determine which of the key employees and consultants of the Company and its subsidiaries shall be granted options;

(b) to determine the time or times when options shall be granted and the number of shares of common stock to be subject to each option;

(c) to determine the option price of the shares subject to each option and the method of payment of such price;

(d) to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

(e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and

(g)  to decide all questions and settle all controversies and disputes which may
arise  in  connection   with  the  Plan.  All  decisions,   determinations   and
interpretations of the Committee shall be binding on all parties concerned.

3.       PARTICIPANTS.

         The participants in the Plan shall be key employees or consultants of the Company or of any of its subsidiaries, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion. Directors who are also employees shall be eligible. In any grant of options after the initial grant, employees who were previously granted options or sold shares under the Plan may be included or excluded.

4.       LIMITATIONS.

         No option shall be granted under the Plan after December 31, 2004, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 8 of the Plan, the number of shares of common stock of the Company which may be issued under the Plan shall not exceed 1,500,000 in the aggregate. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above.

5.       STOCK TO BE ISSUED.

         Stock to be issued under the plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as shall be determined by the Board of Directors,. The Board of Directors and the proper officers of the Company shall take any appropriate action required for such issuance.

6.       TERMS AND CONDITIONS OF OPTIONS.

         All options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 7) and to such other terms and conditions as the Committee shall determined to be appropriate to accomplish the purposes of the Plan:

                  (a) Option Price. The option price under each option shall be determined by the Committee and may be more, equal to, or less than the then current market price of the Company's common stock as the Committee may deem to be appropriate, but in no event may such price be less than par value; provided, however, that in the event the Committee shall determine to grant an option at less than 85% of the then current market price of the Company's common stock, such option shall not be granted without the prior approval of the Board of Directors.




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



                  (b) Period of Options. The period of an option shall not exceed five years from the date of grant.

                  (c) Exercise of Options.

                           (i) Each option shall be made exercisable at such
                  time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted.

                           (ii) A person electing to exercise an option shall
                  give written notice to the Company, as specified by the Committee, of his election and of the number of shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and unless otherwise directed by the Committee, shall at the time of such exercise tender the purchase price of the shares he has elected to purchase.

                  (d) Payment for Issuance of Shares. Upon exercise of any option granted hereunder, payment in full shall be made at the time of such exercise for all such shares then being purchased; except, however, that the Committee may in its discretion permit the issuance of stock upon such plan of partial payment as it deems reasonable, provided that the then unpaid portion of the purchase price shall be evidenced by a promissory note at such rate of interest and upon such other terms and conditions as the Committee shall deem appropriate. In all cases where stock is issued for less than present full payment of the purchase price, there shall be placed upon the certificate a legend setting forth the amount paid at issuance, and the amount remaining unpaid thereon, and that the shares are subject to call for the remainder and may not be transferred by the holder until the balance due thereon shall be fully paid.

                  The Company shall not be obligated to issue any shares unless and until, in the option of the company's counsel, all applicable laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the shares will be made only in such manner as is permitted by the Committee and that he will notify the Company when he intends to make any disposition of shares whether by sale, gift or otherwise. The participant shall take any action reasonably requested by the Company in such connection. A participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

                  (e) Nontransferability of Options. No option may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime the option may be exercised only by him.

                  (f) Consideration for Option. Each person receiving a stock option must agree that he will remain in the employ of the Company upon the terms of the employment then existing (unless different terms are mutually agreed upon) for at least one (1) year from (i) the date of the granting of the options or (ii) the date of expiration of the then current employment contract, whichever is later, subject to the right of the Company to terminate his employment at any time.

                  (g) Termination of Employment. If the employment of a participant terminates for any reason other than his death, he may, unless discharged for cause which in the opinion of the Committee casts such discredit on him as to justify termination of his option, thereafter exercise his option as provided below, but only to the extent he was entitled to exercise the option on the date when his employment terminated. If such termination of employment is voluntary on the part of the participant, he may exercise his option only within ten days after the date of termination of his employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the participant, he may exercise his option only within three months after the date of termination of his employment. In no event, however, may such participant exercise his option at a time when the option would not be exercisable had the participant remained an employee. For purposes of this section (g), a participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an option may be exercised only to the extent exercisable on the date of termination of employment by death or otherwise.

                  (h) Retirement. If prior to the expiration date of his option an optionee shall retire with the Company's consent, such option may be exercised in the same manner as if the optionee had continued in the Company's employ; provided however, the Committee may terminate all unexercised options if it shall determine that the retired optionee has engaged in any activity detrimental to the Company's interest.

                  (i) Death. If a participant dies at a time when he is entitled to exercise an option, then at any time or times within one (1) year after his death (or such further period as the Committee may allow) such option may be exercised, as to all or any of the shares which the participant was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of such period. In no event, however, may an option be exercised after the expiration of the option period.

7.       REPLACEMENT OPTIONS.

         The Company may grant options under the Plan on terms differing from those provided for in Section 6 where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other re-organization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

8.       CHANGES IN STOCK.

         In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be issued or sold under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, the determination of which shall be binding on all persons.

9.       EMPLOYMENT RIGHTS.

         The adoption of the Plan does not confer upon any employee of the Company or subsidiary any right to continue employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

10.      AMENDMENTS TO THE PLAN.

         The Committee may at any time discontinue granting options under the Plan. The Board of Directors of the Company may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that except to the extent required or permitted under Section 8 no such amendment shall, without the approval of the stockholders of the Company, increase the maximum number of shares available under the Plan, or without the consent of the participant void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the same, except if the participant shall be discharged from the Company's employment for cause, and except that nothing herein shall limit the Company's right to call stock issued for deferred payment to be evidenced by promissory note, where the participant is in default of his obligations on such note.


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




11. APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.


12. NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

13. INDEMNIFICATION OF COMMITTEE.

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

Date Plan Adopted By Board of Directors: January 28, 2002

                       G. DAVID GORDON & ASSOCIATES, P.C.

                               One Memorial Place
                         7633 East 63rd Place, Suite 210
                              Tulsa, Oklahoma 74133

                                                      Telephone: (918) 254-4997
                                                      Facsimile: (918) 254-2988



                                 April 17, 2002



Premier Concepts, Inc.
3033 South Parker Road, Suite 120
Aurora, Colorado  80014

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Premier Concepts, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about April 17, 2002 (the "REGISTRATION STATEMENT").

         The Registration Statement covers the registration of shares of common stock, $0.002 par value per share, of the Company (the "SHARES"), which are issuable by the Company pursuant to its Premier Concepts, Inc. 2002 Nonstatutory Stock Option Plan (the "PLAN").

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         This opinion is limited solely to the Colorado General Corporation Law, as applied by courts located in Colorado, the applicable provisions of the Colorado Constitution and the reported judicial decisions interpreting those laws.

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

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of options or awards pursuant to the Plan and against the payment of the purchase price therefor, as specified in such Plan or documents governing such awards, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                                     Very truly yours,

                                         /s/G. DAVID GORDON & ASSOCIATES, P.C.



                                         G. DAVID GORDON & ASSOCIATES, P.C.









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






                                              INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statement (Form S-8) and Prospectus of Premier Concepts, Inc. of our report dated March 30, 2001, accompanying the financial statements of Premier Concepts, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/S/HEIN + ASSOCIATES LLP

Denver, Colorado
April 15, 2002


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